SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of October 30, 2025 (the “Effective Date”), by and between FIRST FINANCE LTD. (the “Purchaser”) and Edward D. Bagley (the “Seller”).

RECITALS

WHEREAS, the Seller is the sole direct and indirect beneficial owner of 700,000 shares (the “Shares”) of common stock of ClearOne, Inc., a Delaware corporation (the “Company”), par value $0.001 per share (the “Common Stock”), and as of the Closing Date (as defined below), the Seller shall be the sole record owner of the Shares; and

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Shares (the “Share Acquisition”), upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

CERTAIN DEFINITIONS

As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Laws” mean any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

“Liens” means any lien, charge, mortgage interest, adverse claim, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restrictions or limitations whatsoever.

ARTICLE I

SALE AND PURCHASE OF THE SHARES

1.1Sale and Purchase of Shares. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 2.1 hereof), the Sellers shall sell, convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept delivery of, the Shares, free and clear of any and all Liens.

1.2Purchase Price. In consideration for the sale, transfer, assignment, conveyance and delivery by the Sellers to the Purchaser of the Shares, the Purchaser shall pay to the Sellers total consideration of $2,100,000, representing a price per share of $3.00 (collectively, the “Purchase Price”).

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ARTICLE II

CLOSING

2.1Closing. Subject to the conditions stated in Article V of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall be held at 10:00 a.m., Eastern time, on November 3, 2025 or, if the conditions set forth in Article 5 have not been satisfied or waived on such date, on the first (1st) business day after all such conditions shall have been satisfied or waived, at the offices of Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, 31st Floor, NY, NY 10036. The date upon which the Closing occurs is hereinafter referred to as the “Closing Date.”

2.2Payment of Purchase Price; Delivery of Shares; Other Closing Deliverables. On the Closing Date, the Seller shall deliver to the Purchaser the Shares pursuant to instructions provided by the Purchaser. The Purchase Price shall be paid to the Seller by the Purchaser on or before the Closing Date.

2.3Termination in Absence of Closing. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by all of the parties hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations and warranties to the Purchaser, as of the date hereof and as of the Closing Date, which may be relied on by any subsequent purchasers of the Purchaser’s capital stock and their counsel:

3.1Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by the Seller. The Seller has all requisite power and legal capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

3.2Ownership of Shares. As of the date hereof, the Seller is the sole direct and indirect beneficial owner of the Shares, and as of the Closing Date the Seller shall be the sole record holder of the Shares, in each case free and clear of any restrictions on transfer (other than any restrictions under applicable state or federal securities laws), taxes, Liens, options, warrants, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require the Sellers to sell, transfer, or otherwise dispose of any of the Shares. Delivery of the Shares will convey to the Purchaser good and marketable title to such Shares, free and clear of all Liens. Upon the Closing, neither the Seller nor any third party will have any rights whatsoever with respect to the Shares.

3.3No Default or Consents. Neither the execution and delivery of this Agreement by the Seller nor his carrying out of the transactions contemplated hereby will:

(a)violate any Laws applicable to the Seller;

(b)result in the creation of any Lien; or

(c)require the Seller to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

3.4No Proceedings. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Sellers’ knowledge, threatened against the Seller or any of the Seller’s properties. There is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

3.5No Claims. There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Seller’s knowledge, threatened against the Seller or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Sellers’ knowledge, threatened against the Sellers.

3.6Compliance with Laws. The Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.

3.7Knowledge. The Seller is aware of the Company’s business affairs and financial condition and has reached an informed and knowledgeable decision to sell the Shares.

3.9Big Boy Representation. The Seller acknowledges and confirms: that the Purchaser may have, and later may come into possession of, information with respect to the Company, its business affairs and financial condition, its immediate and long term prospects, its resources and ability to raise additional capital as well as its financing and opportunities generally, that is not known to the Seller and that may, if known by the Sellers, be material to a decision to sell the Shares to the Purchaser; that the Seller has determined to sell the Shares notwithstanding its lack of knowledge of the Purchaser information that may be in possession of or may later come into possession of the Purchaser; and the Purchaser shall have no liability to the Seller or any other person or entity, and the Seller waives and releases any claims that it might have against the Purchaser or any other party that is based, in whole or in part, on any disparity in access to the Company, knowledge, information or beliefs, including, without limitation, under any federal or state securities laws, common law or statute, rule or regulation. The Seller further acknowledges and agrees that even in the event of any recapitalization, financing, merger, infusion of cash or incurrence of indebtedness provided by or through the Purchaser, the foregoing provisions shall bar any claim that the Seller was deceived or fraudulently induced into proceeding with a sale of the Shares. The Seller has been made aware of such disparity of information and has received satisfactory answers to any questions the Seller has asked and desires to complete the sale of the Shares contemplated under this Agreement. The Purchaser has no duty, fiduciary or otherwise, to inform the Seller of any information. The Seller has acknowledged and do acknowledge that as a result of the foregoing possibilities or events, the value of the ownership of the Company represented by the Shares will increase, in certain cases, potentially significantly, that Sellers shall not participate in the appreciation in value of the Shares, and shall have no claim or right to adjustment of the Purchase Price, and neither the Purchaser nor the Company has any obligation to provide the Seller any other or further protection, consideration, value or notification.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to the Seller, as of the date hereof and as of the Closing Date:

4.1Authority, Approval and Enforceability. This Agreement has been duly executed and delivered by the Purchaser. The Purchaser has all requisite power and legal capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement constitutes, or upon execution and delivery will constitute, the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

4.2No Default or Consents. Neither the execution and delivery of this Agreement by the Purchaser nor its carrying out of the transactions contemplated hereby will:

(a)violate any Laws applicable to the Purchaser;

(b)result in the creation of any Lien; or

(c)require the Purchaser to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any governmental authority.

4.3No Proceedings. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Purchaser’s knowledge, threatened against the Purchaser or any of the Purchaser’s properties. There is no judgment, decree or order against the Purchaser that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

4.4No Claims. There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Purchaser’s knowledge, threatened against the Purchaser or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Purchaser’s knowledge, threatened against the Purchaser.

4.5Compliance with Laws. The Purchaser has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.

4.6Knowledge. The Purchaser is aware of the Company’s business affairs and financial condition and has reached an informed and knowledgeable decision to buy the Shares.

4.7Big Boy Representation. The Purchaser acknowledges and confirms: that the Seller may have information with respect to the Company, its business affairs and financial condition, its immediate and long term prospects, its resources and ability to raise additional capital as well as its financing and opportunities generally, that is not known to the Purchaser and that may, if known by the Purchaser, be material to a decision to purchase the Shares from the Sellers; that the Purchaser has determined to purchase the Shares notwithstanding its lack of knowledge of the information that may be in possession of the Seller; and the Seller shall have no liability to the Purchaser or any other person or entity, and the Purchaser waives and releases any claims that it might have against the Seller or any other party that is based, in whole or in part, on any disparity in access to the Company, knowledge, information or beliefs, including, without limitation, under any federal or state securities laws, common law or statute, rule or regulation. The Purchaser further acknowledges and agrees that even in the event of any recapitalization, financing, merger, infusion of cash or incurrence of indebtedness provided by or through the Sellers, the foregoing provisions shall bar any claim that the Purchaser was deceived or fraudulently induced into proceeding with a purchase of the Shares. The Purchaser has been made aware of such disparity of information and has received satisfactory answers to any questions the Purchaser has asked and desires to complete the purchase of the Shares contemplated under this Agreement. The Seller has no duty, fiduciary or otherwise, to inform the Purchaser of any information. The Purchaser has acknowledged and does acknowledge that as a result of the foregoing possibilities or events, the value of the ownership of the Company represented by the Shares will decrease, in certain cases, potentially significantly, and shall have no claim or right to adjustment of the Purchase Price, and neither the Seller nor the Company has any obligation to provide the Purchaser any other or further protection, consideration, value or notification.

4.8Share Consolidations, etc. Until 12 months after the Effective Date, the Purchaser will not vote any of Shares of Common Stock held by it to effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock other than pursuant to a recommendation by the Board of Directors of the Company or as may be required to maintain or regain compliance with listing standards of the Nasdaq Capital Market.

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ARTICLE V

CONDITIONS TO CLOSING

5.1Conditions to Obligations of the Parties. The obligations of each party to carry out the transactions contemplated by this Agreement are subject, at the option of such party, to the satisfaction or waiver by such party of the following conditions:

(a)All representations and warranties of the other party contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and the other party shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by such party at or prior to the Closing.

(b)As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Company or either party) shall be pending or threatened before any governmental authority seeking to restrain either party or prohibit the Closing or seeking damages against either party as a result of the consummation of this Agreement.

(c)Any stockholder approval of the sale of the Shares pursuant to this Agreement contemplated by Section 6.1 of this Agreement shall have been obtained and become effective under Delaware law.

(d)The transfer of a portion of the Shares beneficially owned by the Seller held in accounts with Charles Schwab & Co. shall have been registered in the same of Seller in book-entry form with Colonial Stock Transfer & Trust Company, the Company’s registrar and transfer agent (“Colonial”).

(e)          Seller shall have delivered to corporate counsel for the Company, signed instructions (included notarized copies as may be required) addressed to Colonial as of the Closing Date to deliver to the Purchaser the Shares pursuant to instructions provided by the Purchaser.

(f)  Seller shall have delivered to counsel for the Company, a signed voting agreement to vote all the purchased shares in accordance with Section 6.1.

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ARTICLE VI

MISCELLANEOUS

6.1Compliance with Nasdaq Listing Standards. To the extent that the purchase and sale of the Shares pursuant to this Agreement is determined to constitutes a change of control, or otherwise requires the approval of the holders of Common Stock, under the rules of the Nasdaq Capital Market, the completion of the transactions contemplated by this Agreement shall be subject to and conditioned upon the Company obtaining such approval. Purchaser and Seller, in their respective capacities as stockholders of the Company, each covenants and agrees to vote all voting shares of the Company’s capital stock held by it in favor of the transactions contemplated by this Agreement, including without limitation taking any actions by written consent in lie of a meeting of stockholders.

6.2Entire Agreement; Amendments and Waivers; No Strict Construction. This Agreement, together with all exhibits attached hereto, constitutes the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

6.3Costs and Expenses. Except as otherwise set forth below, each of the parties to this Agreement shall bear its own costs and expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.

6.4Notices. Any notices, demands, or communications required or permitted hereunder shall be in writing and delivered in person, transmitted by facsimile (confirmation of receipt required), electronic mail (read receipt required), mailed via Federal Express or similar overnight delivery service, by U.S. registered or certified mail (return receipt requested), to the parties at their respective addresses as set forth herein. Any such notices shall be deemed to have been duly given on the earlier of: (i) the date of its confirmed receipt; or (ii) the date that is three (3) days after its mailing as provided herein.

6.5Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The Seller and the Purchaser (i) hereby irrevocably submit to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby and (ii) hereby waive, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Seller and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

6.6Jury Trial; Waiver. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

6.7Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors, assigns, estates and heirs; but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder.

6.8Survival; Remedies. The representations and warranties of the Purchaser and the Seller contained in this Agreement shall survive the Closing Date. The rights and remedies provided by this Agreement are cumulative, and the use of any one right or remedy by any party hereto shall not preclude or constitute a waiver of its right to use any or all other remedies. Such rights and remedies are given in addition to any other rights and remedies a party may have by law, statute or otherwise.

6.9Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a data file, such signature shall create a valid and binding obligation of the executing party (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or data file signature page were an original thereof.

6.10Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

6.11Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Seller EDWARD D. BAGLEY
Name:	/s/ EDWARD D. BAGLEY
Address for Notice:
2350 Oakhill Drive
Salt Lake City, Utah 84121
Email: dal.bagley@comcast.net

Purchaser FIRST FINANCE LTD.
By: _	Andrew A Hromyk
Name:	/s/ Andrew A Hromyk
Title:	Director

Address for Notice:
520 Newport Center Dr Ste 650
Newport Beach, CA, 92660-7041
Email: ahromyk@firstfinance.com

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